PURE Bioscience Reports Fiscal 2021 Third Quarter

And Nine-Month Financial Results

Update on Business Segments and PURE’s SDC-Based Antimicrobial Food Safety Solutions

RANCHO CUCAMONGA, CA (June 14, 2021) – PURE Bioscience, Inc. (OTCQB: PURE) (the “Company,” “PURE” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal third quarter and nine-month period ended April 30, 2021.

Q3: Summary of Results of Operations

●	Net product sales for the fiscal third quarter ended April 30, 2021 decreased 75% to $556,000, compared to $2,221,000 for the fiscal third quarter ended April 30, 2020. The decrease of $1,665,000 was attributable to decreased sales across our distribution and end-user network servicing the food processing and transportation industry. During the three months ended April 30, 2020, the Company experienced a drastic increase in sales of SDC due to the onset of the COVID-19 pandemic.
●	Net loss for the fiscal third quarter ended April 30, 2021 was $811,000, compared to net income of $473,000 for the fiscal third quarter ended April 30, 2020. Net loss, excluding share-based compensation, for the fiscal third quarter ended April 30, 2021 was $598,000, compared to net income of $519,000 for the fiscal third quarter ended April 30, 2020.
●	Net loss per share was ($0.01) for the fiscal third quarter ended April 30, 2021, compared to net income per share of $0.01 for the fiscal third quarter ended April 30, 2020.
●	Gross margin as a percentage of net product sales was 56% for the fiscal second quarters ended April 30, 2021 and 2020.

Nine Months: Summary of Results of Operations

●	Net product sales for the nine months ended April 30, 2021 decreased 4% to $2,841,000, compared to $2,968,000 for the nine months ended April 30, 2020. The decrease of $127,000 was attributable to decreased sales across our distribution and end-user network servicing the food processing and transportation industry. In addition, during the nine months ended April 30, 2021, we recognized $227,000 in royalties from a nonexclusive third-party distributor.
●	Net loss for the nine months ended April 30, 2021 was $1,586,000, compared to $1,318,000 for the nine months ended April 30, 2020. Net loss, excluding share-based compensation, for the nine months ended April 30, 2021 was $903,000, compared to $725,000 for the nine months ended April 30, 2020.
●	Net loss per share was ($0.02) for the nine months ended April 30, 2021 and 2020.
●	Gross margin as a percentage of net product sales was 56% and 57% for the nine months ended April 30, 2021 and 2020, respectively. The decrease in gross margin percentage was primarily attributable to the sale of lower-margin formulations and packaging configurations of our products during the nine months ended April 30, 2021, compared to the nine months ended April 30, 2020.

Business Update

●	PURE® Hard Surface

○	During the fiscal third quarter, PURE has worked alongside our customers to ensure supply and support as their volumes increase following pandemic business interruptions. Taylor Farms has asked us to work closely with their management to ensure the use of PURE Hard Surface, which they deem critical to their Food Safety programs. PURE will be providing re-training and ensuring the use of our chemistry in each of their locations across the United States (U.S.). We are taking similar steps with our protein customers and are seeing increased orders as the industry as a whole begins increased throughput.

○	Final evaluation and procedures are being completed with three large national produce companies with a combined total of 61 U.S. facilities for use in their environmental food safety programs and another national vegetable processor with 12 facilities is in evaluation protocol. Efforts continue in dairy, bakery and restaurant segments as well.
○	Our janitorial and cleaning distribution continues as businesses open. Along with the on-going business in government and private locations, PURE has finalized protocols for treating school buses and county school districts in five states that are now treating their fleets with PURE Hard Surface. We expect to grow this effective and easy-to-use program as more districts open.
○	As we discussed in the Business Update for the fiscal second quarter ended January 31, 2021, the Government Supply Administration (GSA) this past February listed PURE Hard Surface on the AbilityOne Program, the program in which federal agencies procure goods and services from companies that provide employment opportunities to individuals with disabilities. Under program rules, agencies procuring goods and services must purchase from companies whose goods and services are listed on the AbilityOne program. Lighthouse for the Blind and Visually Impaired (LHBVI), PURE’s AbilityOne program partner, has completed construction of its Northern California bottling facility and will begin deploying PURE’s packaging line at that location in June 2021. Once this occurs, agencies that wish to purchase surface sanitizer/disinfectant products will be required to purchase PURE Hard Surface, the only surface sanitizer/disinfectant product listed on the AbilityOne program that is EPA Category IV (lowest toxicity and irritant level), has the shortest kill times and requires no rinse even on food contact surfaces. Along with the current LHBVI distributors already purchasing PURE Hard Surface, the AbilityOne distribution network is comprised of 276 independent distributors, 211 military base supply distributors and four national distribution networks, all of which will have access to our products. We are seeing an increase in sales from LHBVI as GSA distributors begin to stock PURE Hard Surface ahead of the mandatory requirements. We are also expecting to see an increased use by the Federal Aviation Administration (FAA) as travel increases and more FAA employees are brought back to work.

●	PURE Control®

○	PURE and Smart Wash Solutions continue to be committed to the adoption of PURE Control as a solution for chopped and shredded leafy greens.
○	As reported, the use of PURE Control continues in the treatment of pre-cut lettuce, berries and tomatoes at various locations. Our efforts continue with processors on fruit and vegetable products.
○	We continue to work with several processors to use PURE Control to enhance the protection of fruit, herbs, onions, broccoli and other processed vegetables.

Tom Y. Lee, Chief Executive Officer, said that, “Comparing third quarter net sales from this year to last year reflects the initial impact of the COVID crisis as sales increased 612% during Q3 of fiscal 2020. During the early stages of the pandemic, many of our end-users and distributors over-purchased product due to global supply chain uncertainty, an experience affecting industry as a whole. Over the course of the last few months, we are seeing regular reorders from our customer base and are continuing to grow new and existing opportunities. In addition, with the restaurant business severely curtailed during the pandemic, both our protein and produce food processing customers experienced a corresponding reduction in their orders which resulted in reduced production of food processing. This was evident in both our large protein and produce segment customers in fiscal third quarter 2021. Coming out of the shutdown we are now working with all our produce customers to ensure the continued use of PURE Hard Surface and PURE Control as part of their food safety programs. We are also taking similar steps with our protein customers and are seeing an increased frequency in orders as the industry as a whole returns to pre-COVID output,” concluded Lee.

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE is headquartered in Rancho Cucamonga, California (San Bernardino metropolitan area). Additional information on PURE is available at www.purebio.com

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release concerning the Company’s expectations (including with respect to SmartWash and FAA), plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; economic and other disruptions resulting from COVID-19; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2020, Form 10-Q for the fiscal first quarter ended October 31, 2020, Form 10-Q for the fiscal second quarter ended January 31, 2021, and Form 10-Q for the fiscal third quarter ended April 30, 2021. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Ph: 619-596-8600 ext: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	April 30, 2021	July 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,819,000	$3,839,000
Accounts receivable	221,000	1,089,000
Inventories	568,000	547,000
Restricted cash	75,000	75,000
Prepaid expenses	35,000	16,000
Total current assets	3,718,000	5,566,000
Property, plant and equipment, net	747,000	316,000
Patents, net	381,000	441,000
Total assets	$4,846,000	$6,323,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$557,000	$1,344,000
Accrued liabilities	142,000	168,000
Loan payable	239,000	—
Total current liabilities	938,000	1,512,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 87,223,141 shares issued and outstanding at April 30, 2021, and 87,072,951 shares issued and outstanding at July 31, 2020	873,000	871,000
Additional paid-in capital	128,095,000	127,414,000
Accumulated deficit	(125,060,000)	(123,474,000)
Total stockholders’ equity	3,908,000	4,811,000
Total liabilities and stockholders’ equity	$4,846,000	$6,323,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended		Three months Ended
	April 30,		April 30,
	2021	2020	2021	2020
Net product sales (including related party sales of $124,000 in the three and nine months ended April 30, 2020)	$2,841,000	$2,968,000	$556,000	$2,221,000
Royalty revenue	227,000	—	5,000	—
Total revenue	3,068,000	2,968,000	561,000	2,221,000
Cost of goods sold	1,250,000	1,270,000	246,000	972,000
Gross profit	1,818,000	1,698,000	315,000	1,249,000
Operating costs and expenses
Selling, general and administrative	3,136,000	2,790,000	1,036,000	690,000
Research and development	265,000	227,000	89,000	85,000
Total operating costs and expenses	3,401,000	3,017,000	1,125,000	775,000
Loss from operations	(1,583,000)	(1,319,000)	(810,000)	474,000
Other income (expense)
Interest expense, net	(3,000)	(4,000)	(1,000)	(1,000)
Other income, net	—	5,000	—	—
Total other income (expense)	(3,000)	1,000	(1,000)	(1,000)
Net income (loss)	$(1,586,000)	$(1,318,000)	$(811,000)	$473,000
Net income (loss) per common share-basic	$(0.02)	$(0.02)	$(0.01)	$0.01
Net income (loss) per common share-diluted	$(0.02)	$(0.02)	$(0.01)	$0.01
Weighted average shares-basic	87,157,857	80,634,951	87,223,141	83,979,076
Weighted average shares-diluted	87,157,857	80,634,951	87,223,141	85,702,650

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity

(Unaudited)

	Nine Months Ended April 30, 2021					Nine Months Ended April 30, 2020
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity
Balances at beginning of period	87,072,951	$871,000	$127,414,000	$(123,474,000)	$4,811,000	76,732,334	$768,000	$123,900,000	$(123,478,000)	$1,190,000
Issuance of common stock in private placements, net	—	—	—	—	—	9,758,619	97,000	2,733,000	—	2,830,000
Share-based compensation expense - stock options	—	—	621,000	—	621,000	—	—	382,000	—	382,000
Share-based compensation expense - restricted stock units	—	—	62,000	—	62,000	—	—	211,000	—	211,000
Issuance of common stock upon the exercise of stock options	150,190	2,000	(2,000)	—	—	—	—	—	—	—
Issuance of common stock for vested restricted stock units	—	—	—	—	—	400,000	4,000	(4,000)	—	—
Net loss	—	—	—	(1,586,000)	(1,586,000)	—	—	—	(1,318,000)	(1,318,000)
Balances at end of period (Unaudited)	87,223,141	$873,000	$128,095,000	$(125,060,000)	$3,908,000	86,890,953	$869,000	$127,222,000	$(124,796,000)	$3,295,000

	Three Months Ended April 30, 2021					Three Months Ended April 30, 2020
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity
Balances at beginning of period (Unaudited)	87,223,141	$873,000	$127,882,000	$(124,249,000)	$4,506,000	79,994,402	$800,000	$125,245,000	$(125,269,000)	$776,000
Issuance of common stock in private placements, net						6,896,551	69,000	1,931,000	—	2,000,000
Share-based compensation expense - stock options	—	—	193,000	—	193,000	—	—	46,000	—	46,000
Share-based compensation expense - restricted stock units	—	—	20,000	—	20,000	—	—	—	—	—
Issuance of common stock upon the exercise of stock options	—	—	—	—	—	—	—	—	—	—
Net (loss) income	—	—	—	(811,000)	(811,000)	—	—	—	473,000	473,000
Balances at end of period (Unaudited)	87,223,141	$873,000	$128,095,000	$(125,060,000)	$3,908,000	86,890,953	$869,000	$127,222,000	$(124,796,000)	$3,295,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	April 30,
	2021	2020
Operating activities
Net loss	$(1,586,000)	$(1,318,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	683,000	593,000
Amortization of stock issued for services	—	4,000
Depreciation and amortization	133,000	145,000
Changes in operating assets and liabilities:
Accounts receivable	868,000	(1,234,000)
Inventories	(21,000)	(105,000)
Prepaid expenses	(19,000)	4,000
Accounts payable and accrued liabilities	(813,000)	753,000
Deferred rent	—	(4,000)
Net cash used in operating activities	(755,000)	(1,162,000)
Investing activities
Purchases of property, plant and equipment	(504,000)	(44,000)
Net cash used in investing activities	(504,000)	(44,000)
Financing activities
Net proceeds from the sale of common stock	—	2,830,000
Net proceeds from payroll protection program loan	239,000	—
Net cash provided by financing activities	239,000	2,830,000
Net decrease and increase in cash, cash equivalents, and restricted cash	(1,020,000)	1,624,000
Cash, cash equivalents, and restricted cash at beginning of period	3,914,000	473,000
Cash, cash equivalents, and restricted cash at end of period	$2,894,000	$2,097,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$2,819,000	$2,022,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$2,894,000	$2,097,000
Supplemental disclosure of non-cash activities
Cash paid for taxes	$—	$2,000